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EXHIBIT 10.33

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                           SECOND AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

                            (VARIABLE FUNDING NOTE),


                           dated as of April 13, 2005,


                                      among


                               CPS WAREHOUSE TRUST
                                   as Issuer,


                       CONSUMER PORTFOLIO SERVICES, INC.,
                                  as Servicer,


                              PARADIGM FUNDING LLC,
                                  as Paradigm,


                                       and

                 WESTLB AG, acting through its New York Branch,
                      as Committed Note Purchaser and Agent


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                           SECOND AMENDED AND RESTATED
                             NOTE PURCHASE AGREEMENT

         THIS SECOND AMENDED AND RESTATED NOTE PURCHASE AGREEMENT, dated as of April 13, 2005 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "AGREEMENT"), is made among CPS WAREHOUSE TRUST, a Delaware statutory trust (the "ISSUER"), CONSUMER PORTFOLIO SERVICES, INC., a California corporation ("CPS" or the "SERVICER"), PARADIGM FUNDING LLC, a Delaware corporation ("PARADIGM"), and WESTLB AG (f/k/a WESTDEUTSCHE LANDESBANK GIROZENTRALE), acting through its New York Branch, a German banking corporation (together with its successors and assigns, "WEST LB"), as Committed Note Purchaser (in such capacity, together with any successors in such capacity, the "COMMITTED NOTE PURCHASER") and as agent for Paradigm and the Committed Note Purchaser (in such capacity, together with any successors in such capacity, the "AGENT").


                                   BACKGROUND


                  1. The Issuer, the Servicer, Paradigm, the Committed Note Purchaser and the Agent (the "AMENDING PARTIES") entered into that Note Purchase Agreement dated as of March 7, 2002 (the "ORIGINAL Agreement"), which was amended and restated as of November 30, 2004 (as amended and restated, the "AMENDED AND RESTATED AGREEMENT").

                  2. Contemporaneously with the execution and delivery of the Original Agreement, the Issuer, WestLB and Wells Fargo Bank, National Association ("WELLS FARGO"), as successor-by-merger to Wells Fargo Bank Minnesota, National Association, as successor-in-interest to Bank One Trust Company, N.A., as trustee (together with its successors in trust thereunder as provided in the Indenture referred to below, the "TRUSTEE"), entered into the Indenture, dated as of March 7, 2002 (the "ORIGINAL INDENTURE"), which was amended and restated as of November 30, 2004 (as amended and restated, the "AMENDED AND RESTATED INDENTURE"), pursuant to which the Issuer issued its Variable Funding Note (as amended and restated, the "AMENDED AND RESTATED NOTE").

                  3. The security for the Amended and Restated Note includes retail installment sale contracts secured by the new and used automobiles, vans, minivans and light trucks (the "RECEIVABLES") that were pledged by the Issuer to the Trustee pursuant to the Amended and Restated Indenture. The holder of the Amended and Restated Note also has the benefit of a financial guarantee insurance policy (the "NOTE POLICY") issued by XL Capital Insurance Inc. ("XLCA").

                  4. The Issuer from time to time acquired pools of Receivables from CPS pursuant to the Sale and Servicing Agreement, dated as of March 7, 2002 (the "ORIGINAL SALE AND SERVICING AGREEMENT"), among the Issuer, as purchaser, CPS, as seller and servicer (in such capacities, the "SELLER" and the "SERVICER," respectively), Systems & Services Technologies, Inc., a Delaware corporation, as back-up servicer, and Wells Fargo, as successor-by-merger to Wells Fargo Bank Minnesota, National Association, as successor-in-interest to Bank One Trust Company, N.A., as standby servicer and as Trustee, which was amended and restated as of November 30, 2004 (as amended and restated, the "AMENDED AND RESTATED SALE AND SERVICING AGREEMENT"), by the Issuer, as purchaser, CPS, as Seller and Servicer, Wells Fargo, as back-up servicer (in such capacity, the "BACK-UP Servicer") and Trustee, and WestLB, as Agent.

                  5. Pursuant to the Amended and Restated Agreement and the Amended and Restated Indenture the Issuer issued the Amended and Restated Note in favor of Paradigm and obtained the agreement of Paradigm to make loans from time to time (each, an "ADVANCE") for the purchase of Invested Amounts, all of which Advances are evidenced by the Amended and Restated Note.

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                  6. The Trustee, WestLB and the Issuer are amending and
restating the Amended and Restated Indenture pursuant to that Second Amended and Restated Indenture dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "INDENTURE") and, in connection therewith, amending and restating the Amended and Restated Note (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof and the Indenture, the "NOTE") and the parties to the Amended and Restated Sale and Servicing Agreement are amending and restating the Amended and Restated Sale and Servicing Agreement pursuant to that Second Amended and Restated Sale and Servicing Agreement dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "SALE AND SERVICING AGREEMENT"). Simultaneously with the amendment and restatement of the Amended and Restated Indenture, the Amended and Restated Note and the Amended and Restated Sale and Servicing Agreement, the Note Policy is being terminated in accordance with its terms and XLCA is releasing, and will be released from, as applicable, all of its rights, duties and obligations under the Note Policy and the Basic Documents (as defined in the Amended and Restated Sale and Servicing Agreement).

                  7. The Amending Parties now desire to amend and restate the Amended and Restated Agreement to reflect the terms upon which Paradigm and the Committed Note Purchaser will continue to make Advances to the Issuer for the purchase of Invested Amounts.


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 DEFINITIONS. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the PREAMBLE and the RECITALS hereto) shall have the meanings assigned to such terms in ANNEX A to the Sale and Servicing Agreement. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:


                                   ARTICLE II
                          PURCHASE AND SALE OF THE NOTE

                  SECTION 2.01 THE INITIAL NOTE PURCHASE. On the terms and conditions set forth in the Indenture, the Sale and Servicing Agreement and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Issuer shall issue and cause the Trustee to authenticate and deliver to the Agent, as agent for Paradigm and the Committed Note Purchaser, the Note on the date hereof. Such Note shall be dated the date hereof, registered in the name of the Agent, as agent for Paradigm, the Committed Note Purchaser, and their respective successors and assigns and duly authenticated in accordance with the provisions of the Indenture.

                  SECTION 2.02 ADVANCES. Upon the Issuer's request, delivered in accordance with the provisions of SECTION 2.03, and the satisfaction of all conditions precedent thereto, subject to the terms and conditions of this Agreement, the Indenture and the Sale and Servicing Agreement, Paradigm may and, if Paradigm determines that it will not make an Advance or any portion of an Advance, the Committed Note Purchaser shall, to the extent Paradigm does not make such Advance, make Advances from time to time during the Term; PROVIDED that no Advance shall be required or permitted to be made on any date if, after giving effect to such Advance, (a) the Invested Amount would exceed the Maximum Invested Amount or (b) a Borrowing Base Deficiency exists or would exist. The proceeds of all Advances on any date shall be deposited into the Principal Funding Account. Subject to the terms of this Agreement and the Indenture, the aggregate principal amount of the Advances outstanding may be increased or decreased from time to time.

                  SECTION 2.03 ADVANCE PROCEDURES. Whenever the Issuer wishes Paradigm to make an Advance, the Issuer shall (or shall cause the Servicer to) notify the Controlling Party by written notice delivered to the Controlling Party no later than the third Business Day prior to the proposed Funding Date.


                                      -2-
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Each such notice shall be irrevocable and shall in each case refer to this
Agreement and specify the aggregate amount of the requested Advance to be made on such date. The Controlling Party shall promptly advise Paradigm and the Committed Note Purchaser of any notice given pursuant to this section and shall promptly thereafter (but in no event later than 11:00 a.m. New York City time on the proposed Funding Date) notify the Issuer whether Paradigm or the Committed Note Purchaser has determined to make such Advances. On the Funding Date, subject to the other conditions set forth herein, in the Indenture, and in the Sale and Servicing Agreement, Paradigm or the Committed Note Purchaser, as the case may be, shall make available to the Issuer the amount of such Advance by wire transfer in U.S. dollars of such amount in same day funds to the Principal Funding Account no later than 4:00 p.m. (New York time) on the date of such Advance.

                  SECTION 2.04 THE NOTE. On each date an Advance is funded under the Note pursuant to the Indenture and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Controlling Party shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. The Issuer hereby authorizes each duly authorized officer, employee and agent of the Controlling Party to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be PRIMA FACIE evidence of the accuracy of the information so recorded and shall be binding on the Issuer absent manifest error; PROVIDED, HOWEVER, that in the event of a discrepancy between the books and records of the Controlling Party and the records maintained by the Trustee pursuant to the Indenture, such discrepancy shall be resolved by the Controlling Party and the Trustee.

                  SECTION 2.05 COMMITMENT TERM. The "TERM" of the Commitment hereunder shall be for a period commencing on the Closing Date and ending on the Facility Termination Date, or such later date as the Committed Note Purchaser, Paradigm and the Agent may agree to in writing, in their sole and absolute discretion.

                  SECTION 2.06 SELECTION OF INTEREST RATES. Following any assignment by Paradigm to its related liquidity providers pursuant to the applicable liquidity purchase agreement or to the Committed Note Purchaser hereunder, the Issuer may elect that Advances accrue interest at the Base Rate or (if the Issuer gives notice prior to 11:00 a.m. (London Time) on the date which is two London Business Days prior to the commencement of the related Eurodollar Interest Period) that such Advances be made as Eurodollar Advances.


                                   ARTICLE III
                                INTEREST AND FEES

                  SECTION 3.01 INTEREST. Each Advance funded or maintained by Paradigm during any Interest Period (a) through the issuance of commercial paper shall bear interest at the CP Rate for such Interest Period and (b) through means other than the issuance of Commercial Paper shall bear interest at (i) the Base Rate for the related Interest Period or (ii) if the required notice has been given, the Eurodollar Rate (Reserve Adjusted) for the related Eurodollar Interest Period, in each case except as otherwise provided in the definition of Eurodollar Interest Period or in SECTION 3.03 or 3.04. Paradigm shall promptly (but in no event later than the Business Day preceding the next Determination
Date) notify the Issuer and the Servicer of the applicable interest rate for the Advances as of the first day of each Interest Period.

                  (a) Interest on Advances shall be due and payable on each Settlement Date in accordance with the provisions of the Sale and Servicing Agreement.

                  (b) All computations of interest at the CP Rate and the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (other than as provided in the definition of Eurodollar Interest Period) and such extension of time shall be included in the computation of the amount of interest owed.


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                  SECTION 3.02 FEES. On each Settlement Date on or prior to the
Facility Termination Date, the Issuer shall pay a facility fee equal to (i) the product of (x) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360 and
(y) 0.25% and (ii) the difference between (a) the Maximum Invested Amount and
(b) the daily average outstanding Invested Amount (the "UNUSED FACILITY FEE") during the related Interest Period. Such Unused Facility Fee shall be paid in accordance with Section 5.7(a)(ix) of the Sale and Servicing Agreement.

                  SECTION 3.03 EURODOLLAR LENDING UNLAWFUL. If Paradigm, the Committed Note Purchaser or any Program Support Provider shall reasonably determine (which determination shall, upon notice thereof to Paradigm and the Issuer, be conclusive and binding on Paradigm and the Issuer absent manifest error) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Program Support Provider to make, continue, or maintain any Advance as, or to convert any Advance into, the Eurodollar Tranche of such Advance, the obligation of such Person to make, continue or maintain or convert any such Advance as the Eurodollar Tranche of such Advance shall, upon such determination, forthwith be suspended until such Person shall notify Paradigm and the Issuer that the circumstances causing such suspension no longer exist, and Paradigm shall immediately convert all Advances of any such Program Support Provider, as applicable, into the Base Rate Tranche of such Advance at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.

                  SECTION 3.04 DEPOSITS UNAVAILABLE. If Paradigm, the Committed Note Purchaser or any Program Support Provider shall have reasonably determined that:

                  (a) Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all Reference Lenders in the relevant market; or

                  (b) by reason of circumstances affecting all Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Eurodollar Tranche of any Advance; or

                  (c) Paradigm, the Committed Note Purchaser or the Majority Program Support Providers have notified Paradigm and the Issuer that, with respect to any interest rate otherwise applicable hereunder to the Eurodollar Tranche of any Advance the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Majority Program Support Providers of making, funding or maintaining their respective Eurodollar Tranche of such Advance for such Eurodollar Interest Period, then, upon notice from Paradigm, the Committed Note Purchaser or the Majority Program Support Providers to Paradigm and the Issuer, the obligations of Paradigm, the Committed Note Purchaser and all Program Support Providers to make or continue any Advance as, or to convert any Advances into, the Eurodollar Tranche of such Advance shall forthwith be suspended until Paradigm shall notify the Issuer that the circumstances causing such suspension no longer exist.

                  SECTION 3.05 INCREASED COSTS, ETC. The Issuer agrees to reimburse Paradigm and the Committed Note Purchaser and any Program Support Provider (each, an "AFFECTED PERSON") for an increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person's capital, in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, the Eurodollar Tranche of such Advance that arise in connection with any change in, or the introduction, adoption, effectiveness,


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interpretation reinterpretation or phase-in, in each case, after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by SECTIONS 3.07 and 3.08, respectively; PROVIDED, however, that the Issuer shall have no obligation to pay any such additional amount under this SECTION 3.05 with respect to any day or days unless any such Affected Person shall have notified Paradigm and the Issuer of its demand therefor within forty-five (45) days of the date upon which such Affected Person has obtained audited information with respect to the fiscal year of such Affected Person in which such day or days occurred. Each such demand shall be provided to Paradigm and the Issuer in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return. Such additional amounts shall be payable by the Issuer to Paradigm and by Paradigm directly to such Affected Person within five (5) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Paradigm and the Issuer.

                  SECTION 3.06 FUNDING LOSSES. In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Advance as, or to convert any portion of the principal amount of any Advance into, the Eurodollar Tranche of such Advance) as a result of:

                  (a) any conversion or repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of the Eurodollar Tranche of such Advance or the assignment thereof in accordance with the requirements of the applicable Program Support Agreement) of the principal amount of any portion of the Eurodollar Tranche on a date other than the scheduled last day of the Eurodollar Interest Period applicable thereto;

                  (b) any Advance not being made as an Advance under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein; or

                  (c) any Advance not being continued as, or converted into, an Advance under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein, or

                  (d) any failure of the Issuer to make a prepayment on the Note after notice thereof is delivered pursuant to SECTION 10.1(B) of the Indenture.

then, upon the written notice of any Affected Person to Paradigm and the Issuer, the Issuer shall pay to Paradigm and Paradigm shall, within five (5) Business Days of its receipt thereof, pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Paradigm and the Issuer.

                  SECTION 3.07 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in, in each case after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its commitment or the Advances made by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person to Paradigm and the Issuer, the Issuer shall pay to Paradigm and Paradigm shall pay an incremental commitment fee sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return; PROVIDED, HOWEVER, that neither the Issuer nor Paradigm shall have any obligation to pay any such additional amount under this SECTION 3.07 with respect to any day or days unless such Affected Person shall have notified Paradigm and the Issuer of its demand therefor within forty-five (45) days of the date upon which such Affected Person has obtained audited information with respect to the fiscal year of such Affected Person in which such day or days occurred. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on Paradigm and the Issuer; and PROVIDED, FURTHER, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this SECTION 3.07 prior to such initial payment. In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

                  SECTION 3.08 TAXES. All payments by the Issuer of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction of any Affected Person, as the case may be, in which it is organized or is operating or any political subdivision thereof and taxes imposed on or measured by its overall net income, overall receipts or overall assets or franchise taxes imposed on it by the jurisdiction of any Affected Person's Domestic Office or Eurodollar Office, as the case may be, or any political subdivision thereof (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by Paradigm hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Issuer will pay to Paradigm and Paradigm will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the agent for the relevant Affected Person an official receipt or other documentation satisfactory to the agent for the relevant Affected Person or evidencing such payment to such authority; and

                  (c) pay to the agent for the relevant Affected Person such additional amount or amounts as is necessary to ensure that the net amount actually received by each Affected Person will equal the full amount such Affected Person would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent hereunder, such Affected Person or its agent may pay such Taxes and Paradigm will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted. Each Affected Person shall make all reasonable efforts, including transferring its interest in the Note to another lending office, to avoid the imposition of any Taxes which would give rise to an additional payment under this SECTION 3.08.

                  If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, the Issuer shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure. For purposes of this SECTION 3.08, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by the Issuer.

                  Upon the request of the Issuer, each Affected Person that is organized under the laws of a jurisdiction other than the United States shall, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, execute and deliver to Paradigm and the Issuer on or about the first scheduled payment date in each calendar year thereafter, one or more (as the Issuer may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. Paradigm shall not, however, be required to pay any increased amount under this SECTION 3.08 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.


                                   ARTICLE IV
                               OTHER PAYMENT TERMS

                  SECTION 4.01 TIME AND METHOD OF PAYMENT. All amounts payable to Paradigm or the Committed Note Purchaser hereunder or with respect to the Note shall be made by wire transfer of immediately available funds in Dollars not later than 1:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day.


                                    ARTICLE V
                                    THE AGENT

                  SECTION 5.01 AUTHORIZATION AND ACTION. Each Note Purchaser Party is hereby deemed to have designated and appointed West LB as the Agent hereunder, and hereby authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein (whether as Agent or, if applicable, Controlling Party), or any fiduciary relationship with Paradigm, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist for the Agent. In performing its functions and duties hereunder, the Agent shall act solely as agent for the Note Purchaser Parties and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the earlier of (x) the indefeasible payment in full of the Note and all other amounts owed by the Issuer hereunder and under the Indenture (the "AGGREGATE UNPAIDS") and (y) the resignation of the Agent without the appointment of a successor Agent pursuant to Section 5.07.

                  SECTION 5.02 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  SECTION 5.03 EXCULPATORY PROVISIONS. Neither the Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Agent, the breach of its obligations expressly set forth in this Agreement), or (b) responsible in any manner to any of the Note Purchaser Parties for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Article VII. The Agent shall not be under any obligation to any Note Purchaser Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. The Agent shall not be deemed to have knowledge of any Funding Termination Event or potential Funding Termination Event unless the Agent has received notice from the Issuer or a Note Purchaser Party.

                  SECTION 5.04 RELIANCE. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of Paradigm or the Note Purchaser Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Note Purchaser Parties, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Note Purchaser Parties. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of a Note Purchaser Party and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Note Purchaser Parties.

                  SECTION 5.05 NON-RELIANCE ON THE AGENT AND OTHER PURCHASERS. Each Note Purchaser Party expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Agent. Each Note Purchaser Party represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Note Purchaser Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and made its own decision to enter into this Agreement and, in the case of a Hedge Counterparty, such Hedge Counterparty's Hedge Agreement.
                  SECTION 5.06 THE AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though the Agent were not the Agent hereunder.

                  SECTION 5.07 SUCCESSOR AGENT. The Agent may, upon 5 days notice to the Issuer and the Note Purchaser Parties, and the Agent will, upon the direction of Paradigm or any successor Noteholder, resign as Agent. If the Agent shall resign, then Paradigm or any successor Noteholder, during such 5-day period, may appoint from among the Note Purchaser Parties a successor Agent. The retiring Agent shall agree to cause the re-registration of the Note in the name of a successor Agent or Paradigm or any successor Noteholder and/or the Committed Note Purchaser, as directed by Paradigm or any successor Noteholder. After any retiring Agent's resignation hereunder as Agent, the provisions of
SECTION 9.05 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 6.01 THE ISSUER. The Issuer represents and warrants to Paradigm and the Committed Note Purchaser that each of its representations and warranties in the Indenture and the other Basic Documents is true and correct, as of the date hereof as if made on and as of the date hereof and as of and after giving effect to the making of each Advance as if made on and as of the making of each Advance, and further represents and warrants to such parties, as of the date hereof and as of and after giving effect to the making of each Advance, that:

                  (a) The Issuer has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware, and the Issuer has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the other Basic Documents and, with respect to the Issuer, to cause the Trustee to authorize and issue the Note from time to time as contemplated by this Agreement and the Indenture;

                  (b) the Issuer is not in violation of its certificate of trust or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default would be materially adverse to it, to the Receivables or to any of the transactions contemplated hereby. Neither the issuance and sale of the Note, nor the execution, delivery and performance by the Issuer of this Agreement or any Basic Document to which it is a party, nor the consummation by the Issuer of any of the transactions contemplated hereby or by any Basic Document, nor compliance by the Issuer with the provisions hereof or thereof, does or will conflict with or result in a breach or violation of any term or provision of the certificate of trust (or other document of similar import) of the Issuer or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Issuer is a party or by which either of them is bound or to which any of the properties of the Issuer is subject, the effect of which conflict, breach, violation, acceleration or default would be materially adverse to it, the Receivables or any of the transactions contemplated hereby or any statute, order or regulation applicable to the Issuer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Issuer, the effect of which conflict, breach, violation or default would be materially adverse to it, the Receivables or any of the transactions contemplated hereby. The Issuer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument to which it is a party, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or could reasonably be expected to materially and adversely affect, (i) the ability of the Issuer to perform its obligations under this Agreement or any Basic Document or (ii) the business, operations, financial condition, properties, assets or prospects of the Issuer;

                  (c) there are no actions or proceedings against, or investigations of, the Issuer pending, or, to the knowledge of the Issuer, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any Basic Document or the Note, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any Basic Document, (iii) that, if determined adversely to the Issuer, could reasonably be expected to materially and adversely affect the Receivables or the business, operations, financial condition, properties, assets or prospects of the Issuer or the validity or enforceability of, or the performance by the Issuer of its obligations under, this Agreement, any Basic Document or the Note or
         (iv) seeking to affect adversely the federal income tax attributes of the Note;

                  (d) immediately prior to each pledge of Receivables by the Issuer to the Trustee as contemplated by the Indenture, the Issuer (i) had good title to, and was the sole owner of, each such Receivable and the other property purported to be pledged by it pursuant to the Indenture free and clear of any Lien and (ii) had not assigned to any person any of its right, title or interest in such Receivables or property.

                  (e) [Reserved].

                  (f) no Funding Termination Event, or event which, with the giving of notice or the passage of time or both would constitute a Funding Termination Event, has occurred and is continuing;

                  (g) assuming Paradigm or other purchaser of the Note hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Note in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and the Indenture is not required to be qualified under the Trust Indenture Act; and

                  (h) the Issuer has furnished to the Committed Note Purchaser true, accurate and (except as otherwise consented by the Committed Note Purchaser) complete copies of all other Basic Documents to which it is a party as of the date of this Agreement, all of which Basic Documents are in full force and effect as of the date of this Agreement and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date.

                  SECTION 6.02 SERVICER. The Servicer represents and warrants to Paradigm and the Committed Note Purchaser, as of the date hereof and as of and after giving effect to the making of each Advance, that:

                  (a) the Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California, and the Servicer has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the other Basic Documents;

                  (b) the Servicer is not in violation of its certificate of incorporation or by-laws, respectively, or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default would be materially adverse to it, to the Receivables or to any of the transactions contemplated hereby. Neither the issuance and sale of the Note, nor the execution, delivery and performance by the Servicer of this Agreement or any Basic Document to which it is a party, nor the consummation by the Servicer of any of the transactions contemplated hereby or by any Basic Document, nor compliance by the Servicer with the provisions hereof or thereof, does or will conflict with or result in a breach or violation of any term or provision of the certificate of incorporation or by-laws (or other document of similar import) of the Servicer or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Servicer is a party or by which either of them is bound or to which any of the properties of the Servicer is subject, the effect of which conflict, breach, violation, acceleration or default would be materially adverse to it, the Receivables or any of the transactions contemplated hereby or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer, the effect of which conflict, breach, violation or default would be materially adverse to it, the Receivables or any of the transactions contemplated hereby. The Servicer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument to which it is a party, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or could reasonably be expected to materially and adversely affect, (i) the ability of the Servicer to perform its obligations under this Agreement or any Basic Document or (ii) the business, operations, financial condition, properties, assets or prospects of the Servicer;

                  (c) there are no actions or proceedings against, or investigations of, the Servicer pending, or, to the knowledge of the Servicer, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any Basic Document or the Note, (ii) seeking to prevent the issuance of the Note or the consummation of any of the transactions contemplated by this Agreement or any Basic Document, (iii) that, if determined adversely to the Servicer, could reasonably be expected to materially and adversely affect the Receivables or the business, operations, financial condition, properties, assets or prospects of the Servicer or the validity or enforceability of, or the performance by the Servicer of its obligations under, this Agreement, any Basic Document or the Note or (iv) seeking to affect adversely the federal income tax attributes of the Note;

                  (d) each representation and warranty made by it in each Basic Document to which it is a party (including any representations and warranties made by it as Servicer) is true and correct as of the date originally made, as of the date hereof as if made on and as of the date hereof and as of and after giving effect to the making of each Advance as if made on and as of the making of each Advance,

                  (e) the audited consolidated balance sheet of the Servicer and its consolidated subsidiaries as of December 31, 2004 and the related statements of income, changes in stockholders equity and cash flow as of and for the fiscal year ending on such date (including in each case the schedules and notes thereto) (the "FINANCIAL STATEMENTS"), have been prepared in accordance with GAAP and present fairly the financial position of the Servicer and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods covered thereby subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items.

                  SECTION 6.03 NOTE PURCHASER. Each of Paradigm and the Committed Note Purchaser represents and warrants to the Issuer and the Servicer, as of the date hereof (or as of a subsequent date on which a successor or assign of Paradigm or the Committed Note Purchaser shall become a party hereto), that:

                  (a) it has had an opportunity to discuss the Issuer's and the Servicer's business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Issuer and the Servicer and their respective representatives;

                  (b) it is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Note;

                  (c) it is purchasing the Note for its own account, or for the account of one or more "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in SUBSECTION (B) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

                  (d) it understands that the Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that the Issuer is not required to register the Note, and that any transfer must comply with provisions of SECTION 2.3 of the Indenture;

                  (e) it understands that the Note will bear the legend set out in the form of Note attached as EXHIBIT A-1 to the Indenture and be subject to the restrictions on transfer described in such legend;

                  (f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Note;

                  (g) it understands that the Note may be offered, resold, pledged or otherwise transferred with the Issuer's prior written consent (unless an Event of Default has occurred, in which case, the Issuer's consent is not required) only (A) to the Issuer or an Affiliate of the Issuer, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, or (C) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by the Issuer that the Note will be pledged by Paradigm pursuant to Paradigm's commercial paper program documents, and may be sold, transferred or pledged to West LB or any affiliate of West LB or, any commercial paper conduit administered by West LB or any affiliate of West LB, without the consent of the Issuer;

                  (h) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Note as described in clause (B) or (C) of the preceding paragraph, the transferee of the Note will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Indenture, reasonably satisfactory in form and substance to the applicable seller, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Paradigm understands that the registrar and transfer agent for the Note will not be required to accept for registration of transfer the Note acquired by it, except upon presentation of an executed letter in the form required by the Indenture;

                  (i) it will obtain from any purchaser of the Note substantially the same representations and warranties contained in the foregoing paragraphs; and

                  (j) this Agreement has been duly and validly authorized, executed and delivered by Paradigm and the Committed Note Purchaser and constitutes a legal, valid, binding obligation of Paradigm and the Committed Note Purchaser, enforceable against Paradigm and the Committed Note Purchaser in accordance with its terms.


                                   ARTICLE VII
                                   CONDITIONS

                  SECTION 7.01 CONDITIONS TO ISSUANCE. Paradigm will have no obligation to purchase the Note hereunder unless:

                  (a) the Indenture shall be in full force and effect; and

                  (b) at the time of such issuance, all conditions to the issuance of the Note under the Indenture and under SECTION 2.2 of the Sale and Servicing Agreement shall have been satisfied.

                  SECTION 7.02 CONDITIONS TO INITIAL ADVANCE. The obligation of Paradigm to fund the initial Advance hereunder shall be subject to the satisfaction of the conditions precedent that all conditions precedent set forth in the Indenture and in SECTION 2.2 of the Sale and Servicing Agreement shall have been satisfied, the Agent shall have received a duly executed and authenticated Note registered in its name as Agent and stating that the principal amount thereof shall not exceed the Maximum Invested Amount and the Issuer shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder.

                  SECTION 7.03 CONDITIONS TO EACH ADVANCE. The election of Paradigm to fund, and the obligation of the Committed Note Purchaser to fund, any Advance on any day (including the Initial Advance) shall be subject to the conditions precedent that on the date of the Advance, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

                  (a) the Facility Termination Date shall not have occurred;

                  (b) the Controlling Party shall have received the Servicer's Certificate for the Accrual Period immediately preceding the date of such Advance and an executed advance request in the form of EXHIBIT B-1 or EXHIBIT B-2 hereto (each such request, an "ADVANCE REQUEST") certifying as to the current Borrowing Base;

                  (c) such Advance is at least $1,000,000;

                  (d) such Advance will not cause there to be more than two Advances in a calendar week;

                  (e) after giving effect to such Advance, the Aggregate Principal Balance of Eligible Receivables will be $5,000,000 or more;

                  (f) after giving effect to such Advance, the Invested Amount of the Note will not exceed the Maximum Invested Amount;

                  (g) no Funding Termination Event or Event of Default has occurred or will occur as a result of making such Advance;

                  (h) the representations and warranties made by the Servicer and the Issuer are true and correct;

                  (i) the Controlling Party shall have received a properly completed Borrowing Base Certificate in the form of EXHIBIT A hereto at least 3 Business Days prior to such Funding Date;

                  (j) the Trustee shall (in accordance with the procedures contemplated in SECTION 3.4 of the Sale and Servicing Agreement) have confirmed receipt of the related Receivable File for each Eligible Receivable included in the Borrowing Base calculation;

                  (k) the amount on deposit in the Reserve Account shall equal or exceed the Required Reserve Account Amount, taking into account the application of the proceeds of the proposed Advance on such date;

                  (l) Hedge Agreements are in full force and effect in accordance with SECTION 2.1(b)(xviii) of the Sale and Servicing Agreement;

                  (m) after giving effect to such Advance, the Borrowing Base Deficiency shall be equal to zero;

                  (n) immediately prior to giving effect to such Advance, the Weighted Average Portfolio Spread shall not be less than 3.0%; and

                  (o) all limitations specified in SECTION 2.02 of this Agreement and in SECTION 2.2 of the Sale and Servicing Agreement shall have been satisfied with respect to the making of such Advance.

                  The giving of any notice pursuant to SECTION 2.03 shall constitute a representation and warranty by the Issuer and the Servicer that all conditions precedent to such Advance have been satisfied.


                                  ARTICLE VIII
                                    COVENANTS

                  SECTION 8.01 COVENANTS. Each of the Issuer and the Servicer severally covenants and agrees that, until the Note and all other obligations of the Issuer under this Agreement have been paid in full and the Term has expired, it will:

                  (a) duly and timely perform all of its respective covenants and obligations under each Basic Document to which it is a party;

                  (b) not except as contemplated by the Indenture, amend, modify, waive or give any approval, consent or permission under, any provision of the Indenture or any other Basic Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Indenture or such other Basic Document, as applicable;

                  (c) at the same time any report, notice or other document is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by the Issuer or the Servicer under the Indenture, provide the Controlling Party with a copy of such report, notice or other document; PROVIDED, HOWEVER, that neither the Servicer nor the Issuer shall have any obligation under this SECTION 8.01(C) to deliver to the Controlling Party copies of any vehicle identification number listings;

                  (d) at any time and from time to time, following at least 3 Business Days prior notice from the Controlling Party, and during regular business hours, permit the Controlling Party, or its agents, representatives or permitted assigns, access to the offices of, the Servicer and the Issuer, as applicable, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral, and
         (ii) to visit the offices and properties of, the Servicer and the Issuer for the purpose of examining such materials described in CLAUSE
         (I) above, and to discuss matters relating to the Collateral, or the administration and performance of the Indenture, the Sale and Servicing Agreement and the other Basic Documents with any of the officers or employees of, the Servicer and/or the Issuer, as applicable, having knowledge of such matters.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  SECTION 9.01 AMENDMENTS. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Servicer, the Issuer, Paradigm or the Committed Note Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by the Servicer, the Issuer, the Agent, the Committed Note Purchaser and Paradigm.

                  SECTION 9.02 NO WAIVER; REMEDIES. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.03 BINDING ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the Issuer, the Servicer, the Committed Note Purchaser, Paradigm, the Agent, and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Issuer nor the Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of Paradigm and the Committed Note Purchaser; and PROVIDED, FURTHER, that neither Paradigm nor the Committed Note Purchaser may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under SECTIONS 9.03 (A) AND (B). Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  (a) Notwithstanding any other provision set forth in this Agreement, Paradigm may at any time grant to one or more Program Support Providers a participating interest in or lien on Paradigm's interests in the Advances made hereunder and such Program Support Provider, with respect to its participating interest, shall be entitled to the benefits granted to Paradigm under this Agreement.

                  (b) Paradigm may at any time assign its rights in the Note (and its rights hereunder and under the Basic Documents) to the Committed Note Purchaser. Furthermore, Paradigm may at any time grant a security interest in and lien on, all or any portion of its interests under this Agreement, the Note and all Basic Documents to (i) the Committed Note Purchaser, (ii) any Person who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, a surety bond for Paradigm or (iii) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for Paradigm, including without limitation, a surety bond; PROVIDED, HOWEVER, any such security interest or lien shall be released upon assignment of the Note to the Committed Note Purchaser. The Committed Note Purchaser may assign its Commitment or all or any portion of its interest under the Note, this Agreement and the Basic Documents to any Person with the written consent of the Issuer. Notwithstanding the foregoing, it is understood and agreed by the Issuer that the Note may be sold, transferred or pledged without the consent of the Issuer in compliance with, and as provided for under, SECTION 6.03(G). Notwithstanding any other provisions set forth in this Agreement, the Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, the Note and the Basic Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.04 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the Note delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Note and shall continue in full force and effect until all interest and principal on the Note and other amounts owed hereunder have been paid in full and the commitment of Paradigm hereunder has been terminated. In addition, the obligations of the Issuer and Paradigm under SECTIONS 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 shall survive the termination of this Agreement.

                  SECTION 9.05 PAYMENT OF COSTS AND EXPENSES; INDEMNIFICATION.

                  (a) PAYMENT OF COSTS AND EXPENSES. The Issuer agrees to pay on demand all reasonable expenses of the Agent, Paradigm and the Committed Note Purchaser (including the reasonable fees and out-of-pocket expenses of counsel to the Agent, Paradigm and the Committed Note Purchaser, if any) in connection with:

                  (i) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Basic Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Basic Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

                  (ii) the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

The Issuer further agrees to pay, and to save the Agent, Paradigm and the Committed Note Purchaser harmless from all liability for, (i) any breach by the Issuer of its obligations under this Agreement (ii) all reasonable costs incurred by Paradigm in enforcing this Agreement and (iii) any stamp, documentary or other taxes which may be payable in connection with the execution or delivery of this Agreement, any Advance hereunder, or the issuance of the Note or any other Basic Documents. The Issuer also agrees to reimburse the Agent, Paradigm and the Committed Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Agent, Paradigm or the Committed Note Purchaser in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of the Basic Documents and (y) the enforcement of the Basic Documents.

                  (b) INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by Paradigm and the Committed Note Purchaser, the Issuer and the Servicer, jointly and severally, hereby indemnify and hold Paradigm and the Committed Note Purchaser and each of their officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Note), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to

                  (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or

                  (ii) the entering into and performance of this Agreement and any other Basic Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, bad faith or willful misconduct and, with respect to the Servicer, excluding any Indemnified Liabilities that would constitute recourse to the Servicer for loss by reason of the bankruptcy, insolvency (or other credit condition) of, or default by the related Obligor on any Receivable. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this SECTION 9.05(B) shall in no event include indemnification for any Taxes (which indemnification is provided in SECTION 3.08). the Issuer shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.

                  SECTION 9.06 CHARACTERIZATION AS BASIC DOCUMENT; ENTIRE AGREEMENT. This Agreement shall be deemed to be a Basic Document for all purposes of the Indenture and the other Basic Documents. This Agreement, together with the Indenture, the Sale and Servicing Agreement, the documents delivered pursuant to SECTION 7.01 and the other Basic Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

                  SECTION 9.07 NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

                  SECTION 9.08 SEVERABILITY OF PROVISIONS. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

                  SECTION 9.09 TAX CHARACTERIZATION. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all federal, state and local income and franchise tax purposes, the Note will be treated as evidence of indebtedness issued by the Issuer, (b) agrees to treat the Note for all such purposes as indebtedness and (c) agrees that the provisions of the Basic Documents shall be construed to further these intentions.

                  SECTION 9.10  NO PROCEEDINGS; LIMITED RECOURSE.

                  (a) THE ISSUER. Each of the parties hereto (other than the Issuer) hereby covenants and agrees that, prior to the date which is one year and one day after the date on which the Note and all Secured Obligations have been paid in full, it will not institute against, or join with any other Person in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, all as more particularly set forth in SECTION
13.16 of the Indenture and subject to any retained rights set forth therein; PROVIDED, HOWEVER, that nothing in this SECTION 9.10(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Issuer pursuant to this Agreement, the Sale and Servicing Agreement or the Indenture. In the event that the Committed Note Purchaser (solely in its capacity as such) or Paradigm (solely in its capacity as such) takes action in violation of this SECTION 9.10(a), the Issuer agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against the Issuer or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this SECTION 9.10(a) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by the Committed Note Purchaser or Paradigm in assertion or defense of its claims in any such proceeding involving the Issuer. The obligations of the Issuer under this Agreement are solely the trust obligations of the Issuer. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any certificateholder, stockholder, employee, officer, director, affiliate or trustee of the Issuer; PROVIDED, HOWEVER, nothing in this
SECTION 9.10(A) shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence, bad faith or willful misconduct. In addition, each of the parties hereto agree that all fees, expenses and other costs payable hereunder by the Issuer shall be payable only to the extent set forth in SECTION 11.16 of the Indenture and that all other amounts owed to them by the Issuer shall be payable solely from amounts that become available for payment pursuant to the Indenture and the Sale and Servicing Agreement.

                  (b) PARADIGM. Each of the parties hereto (other than Paradigm) hereby covenants and agrees that it will not, prior to the date which is one year and one day after the payment in full of the latest maturing commercial paper notes and other securities issued by Paradigm, institute against, or join with any other Person in instituting against, Paradigm, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, subject to any retained rights set forth therein; PROVIDED, HOWEVER, that nothing in this
SECTION 9.10(B) shall constitute a waiver of any right to indemnification, reimbursement or other payment from Paradigm pursuant to this Agreement, the Sale and Servicing Agreement or the Indenture. In the event that the Issuer, the Servicer or the Committed Note Purchaser (solely in its capacity as such) takes action in violation of this SECTION 9.10(B), Paradigm agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against Paradigm or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this SECTION 9.10(B) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by the Issuer, the Servicer or the Committed Note Purchaser in assertion or defense of its claims in any such proceeding involving Paradigm. The obligations of Paradigm under this Agreement are solely the limited liability company obligations of Paradigm. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any member, partner, stockholder, employee, officer, director, affiliate or incorporator of Paradigm; PROVIDED, HOWEVER, nothing in this SECTION 9.10(B) shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence, bad faith or willful misconduct.

                  SECTION 9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

                  SECTION 9.12 JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREUNDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

                  SECTION 9.13 WAIVER OF JURY TRIAL. ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT.

                  SECTION 9.14  [RESERVED].

                  SECTION 9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                  SECTION 9.16 ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Servicer, the Depositor, the Owner Trustee or the Trustee on the Note or under this Note Purchase Agreement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the issuer, the Seller, the Servicer, the Depositor, the Owner Trustee or the Trustee or of any successor or assign of the Seller, the Servicer, the Depositor, the Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Note Purchase Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


                             CPS WAREHOUSE TRUST
                             By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

                             By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                             Address: Rodney Square North
                                      1100 North Market Street
                                      Wilmington, Delaware 19890-0001

                             Attention:   Corporate Trust   Administration
                             Telephone:   (302) 636-6194
                             Facsimile:   (302) 636-4140



                             CONSUMER PORTFOLIO SERVICES, INC.


                             By:
                                 ----------------------------------------------
                                 Name:
                                 Title:


                             Address: 16355 Laguna Canyon Road
                                      Irvine, California 92618

                             Attention:   Mark Creatura
                             Telephone:   (949) 785-6691
                             Facsimile:   (888) 577-7923

                             PARADIGM FUNDING LLC


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                             Address:  1211 Avenue of the Americas
                                       New York, New York  10036

                             Attention:   Richard Gomelsky
                             Telephone:   (212) 597-8347
                             Facsimile:   (212) 852-5971


                             WESTLB AG, acting through its New York Branch, as Committed Note Purchaser and Agent


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:


                             By:
                                 -----------------------------------------------
                                 Name:
                                 Title:

                             Address: 1211 Avenue of the Americas
                                      New York, New York  10036

                             Attention:  Richard Gomelsky
                             Telephone:  (212) 597-8347
                             Facsimile:  (212) 852-5971